[NORTHWESTERN CORPORATION LOGO]                                     EXHIBIT 99.1


                                                                    NEWS RELEASE


Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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            NORTHWESTERN REPORTS 2004 FIRST QUARTER FINANCIAL RESULTS

     REPORTS EARNINGS OF $17.0 MILLION IN 2004 VERSUS $9.9 MILLION IN 2003

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SIOUX FALLS, S.D. - May 7, 2004 - NorthWestern Corporation (OTC Pink Sheets:
NTHWQ) today reported financial results for the first quarter ended March 31, 2004, and filed the Company's first quarter 2004 Form 10-Q with the Securities and Exchange Commission.

Special Note: On Sept. 14, 2003, NorthWestern filed a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware under case number 03-12872. Pursuant to the Chapter 11 filing, NorthWestern retains control of its assets and is authorized to operate its business as a debtor-in-possession while being subject to the jurisdiction of the Bankruptcy Court. Included in the consolidated financial statements are subsidiaries that are not party to the Chapter 11 case and are not debtors. The assets and liabilities of such nondebtor subsidiaries are not considered to be material to the consolidated financial statements or are included in discontinued operations.

Beginning in the third quarter of 2003, the Company's consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," and on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the ordinary course of business. As a result of the Company's Chapter 11 filing, the realization of assets and liquidation of liabilities are subject to uncertainty. Under SOP 90-7, certain liabilities existing prior to the Chapter 11 filing are classified as Liabilities Subject to Compromise on the Consolidated Balance Sheets. Additionally, professional fees and expenses directly related to the Chapter 11 proceeding and interest income on funds accumulated during the Chapter 11 proceeding are reported separately as reorganization items. Finally, the extent to which reported interest expense differs from the contractual rate of interest is disclosed in the Company's Consolidated Statements of Income.


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NorthWestern Reports First Quarter 2004 Financial Results
May 7, 2004
Page 2


Consolidated Financial Results and Liquidity

Consolidated earnings on common stock in the first quarter of 2004 were $17.0 million, compared with consolidated earnings on common stock of $9.9 million in the same period in 2003. Due to NorthWestern's bankruptcy filing, the Company has ceased recording interest expense on its unsecured debt and preferred securities, which accounted for a $19.8 million decrease in interest expense during the first quarter of 2004 and a $7.5 million decrease in minority interests on preferred securities of subsidiary trusts. This was offset by a $9.2 million increase in operating expenses, primarily due to reorganization professional fees and expenses along with an $11.3 million decrease in income from discontinued operations as compared to the first quarter of 2003.

Revenues from continuing operations in the first quarter of 2004 were $339.6 million, compared with $288.7 million in the first quarter of 2003. Revenues increased in the 2004 period compared to 2003 due to higher recovered purchased power supply costs, increased sales of surplus gas and higher natural gas volumes.

As of March 31, 2004, cash and cash equivalents were $96.1 million, compared with $15.2 million as of Dec. 31, 2003. Cash provided by continuing operations during the three months ended March 31, 2004, totaled $98.0 million, compared with cash used in continuing operations of $42.4 million during the three months ended March 31, 2003. This increase was due primarily to improved vendor credit terms and the suspension of interest payments on our unsecured debt and preferred securities during our reorganization. The Company anticipates cash flow from operations to decrease during the second quarter of 2004, as its electric and natural gas utility business is seasonal and the weather is typically milder during the April through June months, resulting in reduced revenues during the period. In addition, the Company expects to make property tax payments of approximately $30 million and an operating lease payment of approximately $16 million during the second quarter of 2004. In April 2004, NorthWestern reduced the availability under its debtor-in-possession (DIP) facility from $85 million to $75 million. As of May 6, 2004, no borrowings have been made under the facility, and the Company has $11.4 million in letters of credit outstanding against the facility. NorthWestern anticipates that its total cash and cash equivalents, together with access to the DIP facility, will be sufficient to fund operations during its bankruptcy proceedings.

Results from Continuing Utility Operations

NorthWestern's electric and natural gas utility operations reported operating income of $42.7 million in the first three months of 2004, compared with operating income of $53.0 million in same period in 2003. Operating income from electric operations in the first quarter of 2004 was $23.2 million, a decrease of 26.9 percent, compared with $31.7 million in the same period of 2003. The decrease was mainly due to higher transmission and wheeling costs and higher operating, general and administrative expenses which included increased directors and officers liability insurance costs, higher property taxes and increased allocation of corporate expenses. Operating income for the first quarter of 2004 from natural gas operations was $19.6 million, a decrease of 8.5 percent, compared with operating income of $21.4 million in the same period in 2003. This decrease resulted primarily from the Montana Public


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NorthWestern Reports First Quarter 2004 Financial Results
May 7, 2004
Page 3


Service Commission's disallowance of certain gas supply costs and higher operating, general and administrative expenses as previously mentioned.

Electric revenues for the first quarter of 2004 were $177.0 million, an increase of 5.6 percent, compared with revenues of $167.6 million in the same period of 2003. Revenues recovered for purchased power supply costs increased approximately $9.2 million, or 14.5 percent, during the first quarter of 2004 as compared with 2003 due to higher average market rates. As these costs are also reflected in cost of sales, there is no gross margin impact.

Natural gas revenues during the first quarter of 2004 were $160.1 million, an increase of 36.0 percent, compared with $117.7 million in same period in 2003. Contributing to the increase in the first quarter of 2004 was a $20.7 million increase in retail revenues and a $9.1 million increase in wholesale revenues. Retail revenues increased primarily due to a $17.9 million increase in sales of surplus gas. As the revenue from sales of surplus gas benefits our general business customers, these sales are also included in cost of sales, thereby having no impact on gross margin. The increase in wholesale revenues resulted from an increase in volumes related to the addition of nonregulated revenues from ethanol plant customers and increased gas prices. Also, recovered gas supply costs increased $11.4 million during the first quarter of 2004 as a result of higher average market prices. These costs are also reflected in cost of sales, thereby having no impact on gross margin.

Total electric volumes in the first quarter of 2004 totaled approximately 2.9 million megawatts hours, an increase of 4.5 percent, compared with volumes of approximately 2.8 million megawatt hours in the same period in 2003. This increase during the 2004 first quarter was due primarily to a 6.8 percent increase in retail electric volumes in Montana due to the return of Montana choice customers to NorthWestern as the default supplier, offset by a 1.5 percent decrease in total wholesale volumes as compared to the same period in 2003.

Natural gas volumes totaled approximately 16.9 million dekatherms in the first quarter of 2004, an increase of 6.1 percent, compared with volumes of approximately 16.0 million dekatherms in the same period in 2003. The increase during the first quarter of 2004 was due primarily to an increase in gas wholesale volumes in South Dakota and Nebraska due to new ethanol plant customers in comparison to the same period in 2003.

Asset Sales

As previously reported, NorthWestern sold substantially all of the assets and business of Expanets, Inc. to Avaya, Inc. and retained certain specified liabilities. Thereafter, Expanets was renamed Netexit, Inc. On Feb. 24, 2004, Avaya submitted its proposed final calculation of the postclosing working capital adjustment required under the sale agreements claiming that Avaya should retain $44.6 million in held-back proceeds plus an additional $4.2 million. Netexit disputed this calculation and entered into a settlement with Avaya on April 27, 2004, resulting in additional cash proceeds of $17.5 million paid to Netexit. Pending the determination of the expenses that Netexit must pay in connection with the sale and the resolution of open claims to Netexit creditors, the proceeds from the sale remain at Netexit. On May 4,


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NorthWestern Reports First Quarter 2004 Financial Results
May 7, 2004
Page 4


2004, Netexit and its subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code in the U.S. bankruptcy Court for the District of Delaware. Netexit and its subsidiaries will utilize the Chapter 11 process to facilitate the wind down of the company. NorthWestern recognized an estimated loss on disposal of approximately $49.3 million during 2003 based on the terms of the sale and the expectation of the amount to be received from Avaya. NorthWestern expects to record a gain in the second quarter of 2004 of approximately $11 million as a result of the settlement with Avaya. However, the Company also will incur additional expenses related to the bankruptcy filing and may incur losses related to the resolution of open claims.

Blue Dot Services Inc. sold 10 businesses during the first quarter of 2004. As of March 31, 2004, Blue Dot had four remaining businesses. Cash proceeds from business sales remain at Blue Dot. NorthWestern hopes to receive in excess of $15 million in cash from Blue Dot during the liquidation of the operations assuming satisfactory resolution of remaining stock obligations, potential or pending litigation, insurance and bonding reserves, and no new material additional claims or litigation. Furthermore, it assumes that the remaining businesses produce their projected cash proceeds and receivables from various sold locations are collectible.

Additional financial information related to NorthWestern's first quarter 2004 results is available in its Form 10-Q which can be viewed on the Company's Web site at www.northwestern.com.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 608,000 customers in Montana, South Dakota and Nebraska.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements in this news release regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein relating to management's current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. On Sept. 14, 2003, NorthWestern Corporation filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On May 4, 2004, our subsidiary, Netexit, Inc. (f/k/a Expanets, Inc.) filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Our other subsidiaries are not party to the Chapter 11 case.

Words or phrases such as "anticipates," "may," "will," "should," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. Factors that may cause such differences include but are not limited to:


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NorthWestern Reports First Quarter 2004 Financial Results
May 7, 2004
Page 5


      (i) our common stock will be cancelled and our trust preferred securities will be restructured in a manner that will eliminate or very substantially reduce any remaining value. The sale of noncore assets does not change the fact that our common stock has no value. Accordingly, we urge that appropriate caution be exercised with respect to existing and future investments in any of our liabilities and/or securities;

      (ii) our ability to successfully develop, prosecute, confirm and consummate a plan of reorganization, emerge from bankruptcy as a going concern and avoid liquidation under the Federal Bankruptcy Code;

      (iii) risks associated with third parties seeking and obtaining Bankruptcy Court approval for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 proceeding;

      (iv) our ability to operate pursuant to the terms of our $75 million debtor-in-possession financing facility arranged by us with Bank One, N.A. and other financing and contractual arrangements;

      (v) our ability to obtain Bankruptcy Court approval with respect to material motions in the Chapter 11 proceeding from time to time;

      (vi) our ability to obtain the support of the official committee of unsecured creditors and other stakeholders of the company for a plan of reorganization, which may be difficult in light of our inability to preserve any material value in our common equity and our trust preferred securities in a plan of reorganization;

      (vii) our ability to offset the negative effects that the filing for reorganization under Chapter 11 has had, or may have, on our business, management and employees including constraints placed on available capital;

      (viii) our ability to obtain and maintain normal terms with vendors and service providers;

      (ix) our ability to maintain contracts, including leases, that are critical to our operations;

      (x) the potential adverse impact of the Chapter 11 case on our liquidity or results of operations; (xi) our ability to develop a long-term strategy and our ability to fund and execute our business plan; (xii) our ability to avoid or mitigate an adverse judgment against us in (1) that certain lawsuit seeking to recover assets on behalf of Clark Fork and Blackfoot LLC filed by Magten Asset Management Corporation and Law Debenture Trust of New York and (2) similar lawsuits which are threatened to be filed by Comanche Park LLC and certain plaintiffs in that pending litigation styled as the McGreevey et al v. The Montana Power Company;

      (xiii) our ability to avoid or mitigate material uninsured monetary judgments, or other adverse judgments, against us in (1) the shareholder class action lawsuit relating to the disposition of the generating and energy-related assets by The Montana Power Company, excluding our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, together with ERISA litigation regarding The Montana Power Company ESOP and 401(k) plan and (2) existing shareholder and derivative litigation or any additional litigation and regulatory action, including the initiation by the Securities and Exchange Commission (SEC) of a formal investigation, in connection with the restatement of our 2002 quarterly financial statements, any of which could have a material adverse affect on our liquidity, results of operations and financial condition;

General Factors

      (xiv)  our ability to maintain an effective internal controls structure;

      (xv)   our ability to attract, motivate and/or retain key employees;


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NorthWestern Reports First Quarter 2004 Financial Results
May 7, 2004
Page 6


      (xvi) potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators, including the final order of the Montana Public Service Commission (MPSC) disallowing the recovery of $6.2 million of natural gas costs we incurred during the past tracker year, and an interim order fixing the recovery price during the next tracker year, which has had and could continue to have a material adverse affect on our liquidity, results of operations and financial condition;

      (xvii) unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

      (xviii) unanticipated changes in commodity prices or in fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, in combination with reduced availability of trade credit, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

      (xix) increases in interest rates, which will increase our cost of borrowing;

      (xx) adverse changes in general economic and competitive conditions in our service territories; and

      (xxi) certain other business uncertainties related to the occurrence of natural disasters, war, hostilities and the threat of terrorist actions.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption "Risk Factors" which is a part of the disclosure included in Item 2 of our Quarterly Report on Form 10-Q entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, news releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this news release, our reports on Forms 10-K, 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this news release, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this news release or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.


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